Exhibit 10.9

                               LICENSE AGREEMENT
                                    BETWEEN

                         THE CHILDREN'S INTERNET, INC.
                                      AND
                         INFOLINK COMMUNICATIONS, LTD.



      This Agreement ("Agreement") is made and entered into on this 14th day of August 2003, by and between INFOLINK COMMUNICATIONS, LTD., an Illinois corporation ("INFOLINK"), whose principal business address is 1052 West Fulton, Suite #3E, Chicago, IL 60607 and THE CHILDREN'S INTERNET, INC., a Nevada Corporation, ("TCI") whose mailing address is 2401 Crow Canyon Road, Suite 201, San Ramon, CA 94583. This Agreement (Agreement) is made with reference to the following facts:

     A. TCI is the owner of all right, title, and interest in and to children's oriented material and programming disseminated over the global computer network and a secured Internet service currently being used and sold as The Children's Internet(TM) including, but not limited to a search engine, browser, secure e-mail system, education and entertainment portals, and all its proprietary characters and content, web pages, and home rooms (the "Product").

      B. INFOLINK is a sale organization in the Internet Infrastructure industry, and desires to sell and market the product and services of TCI to the U.S. Government and related agencies ("GOVERNMENT") as well as CORPORATE SPONSORS.

      C. INFOLINK will compensate TCI for The   Children's Internet(TM) product
	 to the extent provided in this agreement.

      D. INFOLINK and TCI declare their intention that nothing in this Agreement shall make either party an employee,partner, or agent of the other party and that the relationship of TCI to INFOLINK shall be that of an independent contractor.

      NOW THEREFORE, in consideration of the mutual covenants and premises contained herein, the parties agree as follows:


      1. RELATIONSHIP OF PARTIES. The parties agree and intend that the relationship between them created by this Agreement is that of principal and independent contractor. Neither party is an employee of the other party, and is not entitled to the benefits normally provided to employees, including, but not limited to, medical insurance and/or participation in any pension or profit-sharing plan. The conduct and control of the work to be performed by INFOLINK under this Agreement rests exclusively with INFOLINK. TCI and INFOLINK shall perform its respective services in accordance with workmanlike and ethical standards applicable and customary to the industry and profession. Except as otherwise provided in this Agreement, either party shall be free to provide its services for others in any manner whatsoever during those periods when it is not performing services under this Agreement.


      2.   SALES  PROCESS.   TCI  hereby  authorizes  INFOLINK  to  perform the
         functions allowed under this Agreement on a continuing basis, which functions are generally described as follows:

         2.1.Software Products.   INFOLINK  shall  be  authorized to market the
            products and services of TCI to the GOVERNMENT and CORPORATE SPONSORS as provided herein. Except as specifically provided herein, INFOLINK shall handle all pricing and contract management. This shall include the sale of software products for which TCI will be compensated by INFOLINK as provided in this agreement.

         2.2.Pricing. INFOLINK shall set the rates and charges for their products and services.

         2.3.Paperwork. INFOLINK shall submit original and final contracts and required paperwork to TCI with each new order of services. INFOLINK shall ensure that at all times TCI has the most recent and current paperwork for all products and services. TCI shall have the right to approve all contracts prior to acceptance by INFOLINK.

         2.4.Support Materials. TCI agrees, with its best efforts, to provide the following support materials and/or services to INFOLINK:

           2.4.1 TCI shall provide, with its best efforts, any technical data, descriptions, or other information, concerning the products and/or services of TCI to be marketed by INFOLINK. TCI shall inform INFOLINK of any and all additions, modifications or changes to the products and/or services of TCI on a recurring monthly basis during the term of this Agreement. This shall include any updates and enhancements of the software.

           2.4.2 TCI shall provide, with its best efforts, and at INFOLINK's cost, marketing materials and procedures to enable INFOLINK to perform its obligations pursuant to this Agreement.

         2.5.Technical  Support.   TCI and  INFOLINK shall  mutually agree  and
           define in a separate addendum Tier 1 and Tier 2 technical support. In general TCI shall process service requests for Tier 2 Support from INFOLINK for the use of the services and/or products of TCI. INFOLINK shall provide the first response to any and all inquiries from such customers concerning the products and/or services of TCI. TCI agrees that INFOLINK may forward all Tier 2 calls placed to INFOLINK by its customers for Tier 2 Support to TCI for the purposes of TCI answering any questions or service concerns. In no event shall TCI be required to provide Tier 1 Support.


         2.6.Training.TCI shall provide training to the sales and support staff of INFOLINK free of charge at TCI's training location at a mutually agreeable time. Such training shall consist of a one-day familiarization of the TCI software and marketing. From time to time and as mutually agreeable, TCI will provide training on software updates. Where feasible and practicable, TCI may conduct such training utilizing online technology such as WebEx Communications, Inc. or other WEB providers of online conferencing. All travel costs shall be paid by INFOLINK.

         2.7.Demonstration Disks. TCI shall provide INFOLINK with demonstration disks at no charge for trial and promotion purposes only.

         2.8.Operations by TCI. TCI represents that it will maintain a mutually agreed written service level for the service provided under this agreement. TCI represents that it will maintain the necessary enhancements and updates needed for the software to maintain the level of service for services provided under this agreement.

      3. COMPENSATION.

         3.1.INFOLINK  Compensation.   INFOLINK  hereby  acknowledges  that  it
            receives all of its consideration under this Agreement through its contracts with the Government and with Corporate Sponsors. TCI shall not be responsible for any payment to INFOLINK for any service provided hereunder, regardless of whether INFOLINK has received any payment from a customer.

         3.2.TCI  Compensation.   TCI shall receive $4.05 per software  product
            per month. Such payment shall be made to the extent that the Government or the Corporate Sponsors has contracted for such software product and to include any renewals. Such amounts shall be paid to TCI on the 10th day of each month for all amounts earned in the one-month period beginning one month prior to such payment date.

         3.3.Reports.   For purposes of  reporting  to the Government or to the
            Corporate Sponsors by INFOLINK for compliance, TCI shall generate reports in a form determined by INFOLINK and acceptable to TCI. Such usage report shall be for statistical reporting purposes only and may not be used for any other purpose.

         3.4.Advance Payment.In  the  event  that  INFOLINK  is compensated (as defined in Section 3.1 of the agreement) on a lump sum basis (as opposed to a monthly basis) with an advance lump sum payment from either the Government or Corporate Sponsors, then INFOLINK shall pay TCI within 7 days of receiving such lump sum payment for TCI's Product, whether TCI software is sold individually as a stand alone product, or as part of a bundled package. For example if the TCI product is loaded onto 1,000 computers that is sold as part of a bundled package that includes a 3 year subscription for TCI services, then TCI would be entitled to an advance payment of $145,800 (1,000 PC's x $4.05 x 36 months = $145,800). In the event that TCI receives advance payment and later fails to provide Tier 2 technical support as required by Section 2.5 of the agreement, TCI shall indemnify and hold harmless INFOLINK for any additional cost incurred by INFOLINK to provide Tier 2 technical support. In the event that TCI receives advance payment and later fails to continue to provide products and services as required under the agreement with the Government, TCI shall return that pro rata amount of the advance payment received corresponding to the remaining term covered by the Agreement with the Government to the extent that TCI has received advance payment. The obligations of TCI shall survive the sale of TCI or substantially all of the assets of TCI and TCI shall make adequate provision for the survival of this section in any such transaction.


      4.   TERM; TERMINATION.

         4.1.Term.    The  services  to  be  provided  by  TCI  shall  commence
            concurrently with the date of this Agreement, and shall continue for a period of three (3) years. This Agreement shall automatically renew for three (3) additional one (1) year terms unless a party gives the other party at least thirty (30) days notice prior to the expiration of the then current term of its intention to terminate this contract.

         4.2.Termination for Breach.  Either party may terminate this Agreement on thirty (30) days prior written notice for material breach of this Agreement that is not cured during such notice period. For purposes of this Agreement, termination for "breach" shall include, but shall not be limited to, making misrepresentations to prospective customers, criminal acts, disclosing confidential information, willful misconduct, gross negligence, fraud, unethical, any other illegal conduct, or non-payment of compensation under this agreement as well as failure to provide Tier 2 technical support as required by Section 2.5.


         4.3.Bankruptcy. Either party may terminate this Agreement upon written notice to the other party, if such party becomes the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors or becomes the subject of an involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of filing.


         4.4.Effect of Termination.  In the event this agreement is  terminated for any reason, other than a breach by TCI, INFOLINK shall continue to pay TCI all amounts otherwise due to TCI until the expiration of each contract signed by TCI or its customer hereunder. In addition, TCI will continue to provide all services to the customers of INFOLINK under this agreement for the term of the customer's contracts plus renewals for which TCI has been prepaid or paid that it provides under this agreement for which TCI has been prepaid or paid until such time as INFOLINK notifies TCI that no such services are necessary. In the event TCI continues to provide such services, the compensation as defined in Section 3.2 and 3.4 shall not be adjusted. TCI shall continue to provide services to the customers of INFOLINK under this agreement to the extent that TCI has been prepaid or paid even if the term of the contract extends beyond the term of this agreement including termination under Section 4.2 of this agreement. In the event this agreement is terminated by breach by TCI as defined in Section 4.2, INFOLINK may obtain the product and services from other parties and the compensation of TCI shall be reduced accordingly to the extent that TCI has been paid or received advanced payment for services and products not provided.

         4.5.Termination  of  Payment  Obligation  to  TCI.  If this section is inconsistent with any other section of this agreement, this section shall apply. In the event that payment from any customer of INFOLINK ceases for any reason, no further compensation will be owed by INFOLINK to TCI except to the extent that INFOLINK has been, in fact, paid by the customer. In the event that TCI terminates this agreement under Section 4.2 and INFOLINK is not being compensated by the customer, no further compensation will be owed by INFOLINK to TCI except of the extent that INFOLINK has been, in fact, paid by the customer.


      5.   INDEPENDENT ACTIVITIES.

         5.1.Other Activities.  Nothing contained in this Agreement  (except as provided in Section 6 of the agreement) shall prevent either party from participating in activities not directly required for the performance of its obligations pursuant to this Agreement. Such participation or activities, whether in the telecommunications field/industry or any other business activity engaged in for profit or personal or professional advantage, shall be conducted independently and without reference to the relationship between INFOLINK and TCI.


      6.   INFOLINK EXCLUSIVE AGENCIES.

         6.1.Exclusive Agency with Government, Corporate  Sponsors,  and  Other
            Parties. INFOLINK shall have the exclusive right to any customer expressly agreed in advance by TCI. Both TCI and Infolink agree that exclusivity may be necessary for Infolink in certain instances.

         6.2.TCI  grants  Infolink  exclusivity  with respect to the Government
            Agencies and Corporate Sponsors attached in Exhibit B.

         6.3.Term of Exclusivity    The term of the  exclusivity shall continue
            during the full term of this agreement including any and all extensions of this agreement except in those instances where Infolink does not meet the Performance Standards in 6.4 below and so long as TCI is the exclusive provider to INFOLINK for children's internet services, security, technology, software and products.

         6.4.Performance Standards.    INFOLINK and TCI shall mutually agree in
            writing on performance standards that must be met to maintain the INFOLINK exclusivity with respect to each customer. If such mutually agreed standards are not met, then the exclusivity for that customer shall be immediately terminated unless TCI agrees in writing to an extension thereof.


      7. EXPENSES. INFOLINK and TCI shall not be reimbursed by the other party for expenses incurred in connection with providing the services hereunder, including, but not limited to, all automobile-related expenses, travel and entertainment expenses, and any other amounts expended by the parties in order to provide the services required by this Agreement.

      8. TAXES. INFOLINK shall not deduct any state or federal income tax or FICA contributions from payments made to TCI. TCI agrees to make all necessary FICA contributions and to pay any and all taxes in accordance with applicable law and will hold INFOLINK harmless from any liability or expense arising from or in connection with any failure by TCI to pay such taxes, including interest and penalties. TCI acknowledges that INFOLINK shall not make employment and SDI deductions from payments made to TCI. INFOLINK shall not be required to include TCI under any applicable workers' compensation insurance program and/or policy, and TCI acknowledges that in the event of any injury of any kind, TCI will not be entitled to any medical or other disability benefits. Notwithstanding the foregoing, the fact that the parties, at their own cost, may carry workers' compensation insurance for its own benefit or for the mutual benefit of itself and those contractors which are individuals providing the services as described in this Agreement, shall not create any inference of employment, partnership, or other agency relationship.

      9.   INDEMNIFICATION.

         9.1.TCI Indemnity.  TCI agrees  to indemnify, defend and hold harmless
            INFOLINK, from any and all claims, actions, judgments, demands, costs, expenses, and/or liabilities, including, without limitation, attorneys fees, which INFOLINK may incur or become liable for by reason of any action by TCI arising out TCI's willful misconduct, gross negligence, fraud, intentional misrepresentation, unethical or illegal conduct, or any failure to abide by INFOLINK's established policies and procedures in effect from time to time, or applicable rules and regulations of any governmental agency or authority having jurisdiction over TCI's activities on behalf of INFOLINK as provided in this Agreement.

         9.2.INFOLINK Indemnity.  INFOLINK agrees to indemnify, defend and hold harmless TCI, from any and all claims, actions, judgments, demands, costs, expenses, and/or liabilities, including, without limitation, attorneys fees, which TCI may incur or become liable for by reason of any action by INFOLINK arising out INFOLINK's willful misconduct, gross negligence, fraud, intentional misrepresentation, unethical or illegal conduct, or any failure to abide by TCI's established policies and procedures in effect from time to time, or applicable rules and regulations of any governmental agency or authority having jurisdiction over INFOLINK's activities on behalf of TCI as provided in this Agreement.


      10. PROPRIETARY INFORMATION AND NON-DISCLOSURE.

         10.1.Confidential Information. TCI and INFOLINK acknowledge  that  they may  have  access  to  and  become  aware  of  certain  competitive
            confidential   information   of   the  other,  including  personnel
            information, rates and rate tables, secret processes, know-how, customer lists, receipts, formulas, software, or other technical data created and applied in connection with the services and/or products provided and sold by the other.

         10.2.Non Use.  TCI and INFOLINK shall not use to their own advantage or the advantage of any other person, business or entity, except as specifically provided in this Agreement, either during their association or at any time thereafter, any information gained for or from the business, files, and/or records of the other. TCI and
            INFOLINK   acknowledge   that  such  information  is   proprietary,
            constitutes a trade secret, and shall not be disclosed to any third party and that in the event of an unauthorized disclosure and/or use of such information, significant damages will be incurred or suffered by the other.

         10.3.Breach.   TCI  and  INFOLINK  acknowledge that in the event  of  a
            breach of this covenant of non-disclosure, in addition to any other remedy, which may be available to the other, injunctive relief from a court of competent jurisdiction is appropriate.


     11. WARRANTY.

         11.1.INFOLINK represents and warrants that

         11.2.It has the full power and authority to enter into this Agreement and to grant the rights contained herein to INFOLINK;

         11.3.It shall perform all services described herein in a professional and workmanlike manner and in accordance with industry standards.

         11.4.There are no liens on the company, the assets of the company and the software of TCI except as provided in Exhibit "A-1" to this agreement.

         11.5. TCI represents and warrants that:

         11.6.It has the full power and authority to enter into this Agreement and to grant the rights contained herein to INFOLINK;

         11.7.It shall perform all services described herein in a professional and workmanlike manner and in accordance with industry standards.

         11.8.There are no liens on the company, the assets of the company and the software of TCI except as provided in Exhibit "A" to this agreement.


      12.ARBITRATION.  All disputes or claims between  TCI and INFOLINK arising from, in connection with, or in any way related to this Agreement, which cannot be informally resolved between the parties, shall be submitted to binding arbitration in the County of Contra Costa, California for disposition in accordance with the rules and regulations of the American Arbitration Association, as may be amended from time to time.



      13.ATTORNEY'S  FEES.   In  the  event  of  any  controversy  related  to,
         concerning or arising out of this Agreement, or any facts based upon or involving this Agreement or the parties hereto, the prevailing party, whether in court, arbitration, or by way of out of court settlement, shall be entitled to recover from the non-prevailing party attorneys fees, court costs, and other expenses relating to such controversy, if any.



      14.NOTICES. Any notices, consent, requests, approvals, demands, or other communications required or permitted by this Agreement or by law shall be in writing and shall be deemed sufficient if deposited in the United States mail, certified or registered postage prepaid, addressed to the parties at the address stated below or at such other address as may hereafter be designated in writing by any party to the other party:



      If to INFOLINK:             Infolink Communications, Ltd.
                                  ATTN:  Raymond Schmitz
                                  1052 West Fulton, Suite 3E
                                  Chicago, IL  60607
                                  Phone:     312-226-7400
                                  Fax:       312-226-9300



      With a copy to:             John Boland, Attorney
                                  611 Dartmouth Lane
                                  New Lenox, IL  60451
                                  Phone:     815-462-0305
                                  Fax:       815-462-0315


      If to TCI:                  CHILDREN'S INTERNET, INC.
                                  ATTN: Sholeh Hamedani
                                  2401 Crow Canyon Road, Suite 201
                                  San Ramon, CA  94583
                                  Phone:     925-406-2364
                                  Fax:       925-406-2366

      With a copy to:             Nasser Hamedani
                                  2401 Crow Canyon Road, Suite 201
                                  San Ramon, CA  94583
                                  Phone:     925-406-2364
                                  Fax:       925-406-2366



      15.NON DISCRIMINATION.   No discrimination shall be made of persons under
         this Agreement because of race, color, national origin, age, ancestry, religion, or sex of such person.



      16.ENTIRE AGREEMENT.  This  Agreement  constitutes  the  entire agreement between the parties and correctly sets forth the rights, duties, and obligations of all of the parties as of its date. Any prior agreement, promises, negotiations or representations not expressly set forth in this Agreement are of no force and effect.



      17.AMENDMENTS. No provision of this Agreement shall be modified, waived, or otherwise amended except by written instrument signed by each of the parties hereto.


      18.ASSIGNMENT. The rights, duties and obligations of either party hereunder shall not be assigned without the express written consent of other party, which consent shall not be unreasonably withheld.



      19.GOVERNING  LAW.   This  Agreement shall be governed by the laws of the
         State of California.


      20.AUTHORIZATION.   By  execution  below,  each  of  the  parties  hereto
         represent and warrant that it is duly authorized by its Board of Directors or pursuant to any applicable provisions of its charter, to enter into and fully perform the terms and provisions of this Agreement.




INFOLINK                                     TCI

INFOLINK COMMUNCATIONS, LTD.                 CHILDREN'S INTERNET, INC.
An Illinois Corporation                      A Nevada Corporation



By:  /S/ Raymond Schmitz		     By:  /S/  Sholeh Hamedani
   ------------------------			-------------------------

Name:      Raymond Schmitz                   Name:      Sholeh Hamedani
Title:     President                         Title:     President


Dated:   August 14, 2003                     Dated:     August 14, 2003


Confidential & Proprietary                    INFOLINK ___   TCI ___

                                  EXHIBIT "A"

                                     LIENS


NONE

















Confidential & Proprietary                    INFOLINK ___   TCI ___